Exhibit 99.1

AMD to Acquire Xilinx, Creating the Industry’s High Performance Computing Leader

— Strategic transaction strengthens AMD’s industry-leading technology portfolio —

•	Expands AMD’s rapidly growing data center business

•	Xilinx, the No. 1 provider of adaptive computing solutions, increases AMD TAM to $110 billion

•	Immediately accretive to AMD margins, cash flow and EPS

•	All stock transaction with combined enterprise value of approximately $135 billion

SILICON VALLEY, CALIF. — Oct. 27, 2020 — AMD (NASDAQ: AMD) and Xilinx (NASDAQ: XLNX) today announced they have entered into a definitive agreement for AMD to acquire Xilinx in an all-stock transaction valued at $35 billion. The combination will create the industry’s leading high performance computing company, significantly expanding the breadth of AMD’s product portfolio and customer set across diverse growth markets where Xilinx is an established leader. The transaction is expected to be immediately accretive to AMD margins, EPS and free cash flow generation and deliver industry-leading growth.

The acquisition brings together two industry leaders with complementary product portfolios and customers. AMD will offer the industry’s strongest portfolio of high performance processor technologies, combining CPUs, GPUs, FPGAs, Adaptive SoCs and deep software expertise to enable leadership computing platforms for cloud, edge and end devices. Together, the combined company will capitalize on opportunities spanning some of the industry’s most important growth segments from the data center to gaming, PCs, communications, automotive, industrial, aerospace and defense.

“Our acquisition of Xilinx marks the next leg in our journey to establish AMD as the industry’s high performance computing leader and partner of choice for the largest and most important technology companies in the world,” AMD President and CEO Dr. Lisa Su said. “This is truly a compelling combination that will create significant value for all stakeholders, including AMD and Xilinx shareholders who will benefit from the future growth and upside potential of the combined company. The Xilinx team is one of the strongest in the industry and we are thrilled to welcome them to the AMD family. By combining our world-class engineering teams and deep domain expertise, we will create an industry leader with the vision, talent and scale to define the future of high performance computing.”

“We are excited to join the AMD family. Our shared cultures of innovation, excellence and collaboration make this an ideal combination. Together, we will lead the new era of high performance and adaptive computing,” said Victor Peng, Xilinx president and CEO. “Our leading FPGAs, Adaptive SoCs, accelerator and SmartNIC solutions enable innovation from the cloud, to the edge and end devices. We empower our customers to deploy differentiated platforms to market faster, and with optimal efficiency and performance. Joining together with AMD will help accelerate growth in our data center business and enable us to pursue a broader customer base across more markets.”

With a combined team of 13,000 talented engineers and over $2.7 billion of annual1 R&D investment, AMD will have additional talent and scale to deliver an even stronger set of products and domain-specific solutions.

Additional Transaction Details

Under the terms of the agreement, Xilinx stockholders will receive a fixed exchange ratio of 1.7234 shares of AMD common stock for each share of Xilinx common stock they hold at the closing of the transaction. Based on the exchange ratio, this represents approximately $143 per share of Xilinx common stock2. Post-closing, current AMD stockholders will own approximately 74 percent of the combined company on a fully diluted basis, while Xilinx stockholders will own approximately 26 percent. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

AMD expects to achieve operational efficiencies of approximately $300 million within 18 months of closing the transaction, primarily based on synergies in costs of goods sold, shared infrastructure and through streamlining common areas.

The transaction has been unanimously approved by the AMD and Xilinx Boards of Directors. The acquisition is subject to approval by AMD and Xilinx shareholders, certain regulatory approvals and other customary closing conditions. The transaction is currently expected to close by the end of calendar year 2021. Until close, the parties remain separate, independent companies.

Management and Board of Directors

Dr. Lisa Su will lead the combined company as CEO. Xilinx President and CEO, Victor Peng, will join AMD as president responsible for the Xilinx business and strategic growth initiatives, effective upon closing of the transaction. In addition, at least two Xilinx directors will join the AMD Board of Directors upon closing.

Advisors

Credit Suisse and DBO Partners are acting as financial advisors to AMD and Latham & Watkins LLP is serving as its legal advisor. Morgan Stanley is acting as lead financial advisor to Xilinx. BofA Securities is also acting as a financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.

Transaction Website

[1]	Based on trailing twelve months.
[2]

Based on an AMD price of $82.9726, which is the average of AMD’s daily volume weighted average prices per share for the 10 consecutive trading day period up to and including October 8, 2020, the last trading day prior to media reports regarding a potential transaction between AMD and Xilinx.

For more information about the transaction investors are encouraged to visit http://ir.amd.com which will be used by AMD to disclose information about the transaction.

Conference Call and Webcast Details

AMD will hold a conference call for the financial community at 8:00 AM ET (5:00 AM PT) today to discuss its third quarter 2020 financial results and plans to acquire Xilinx. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

About AMD

For more than 50 years AMD has driven innovation in high performance computing, graphics and visualization technologies — the building blocks for gaming, immersive platforms and the data center. Hundreds of millions of consumers, leading Fortune 500 businesses and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies — from the cloud to the edge and to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs, designed to deliver the most dynamic processor technology in the industry. We partner with our customers to create scalable, differentiated and intelligent solutions to enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

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Contact information

Drew Prairie

AMD Communications

512-602-4425

drew.prairie@amd.com

Investor Contact:

Laura Graves

AMD Investor Relations

408-749-5467

laura.graves@amd.com

Tara Sims

Xilinx Communications

415-713-5986

taras@xilinx.com

Suresh Bhaskaran

Xilinx Investor Relations

408-879-4784

ir@xilinx.com

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, AMD intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of AMD and Xilinx and that also will constitute a prospectus with respect to shares of AMD’s common stock to be issued in the transaction (the “joint proxy statement/prospectus”). Each of AMD and Xilinx may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or any other document that AMD or Xilinx may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of AMD and Xilinx. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus (if and when available) and other documents containing important information about AMD, Xilinx and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by AMD will be available free of charge on AMD’s website at ir.AMD.com or by contacting AMD’s Corporate Secretary by email at Corporate.Secretary@AMD.com. Copies of the documents filed with the SEC by Xilinx will be available free of charge on Xilinx’s website at investor.Xilinx.com or by contacting Xilinx’s Investor Relations department by phone at 408-879-4784.

Participants in the Solicitation

AMD, Xilinx and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of AMD, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in AMD’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 26, 2020. Information about the directors and executive officers of Xilinx, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Xilinx’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 19, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

The statements in this communication include forward-looking statements concerning AMD, Xilinx, the proposed transaction described herein and other matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this communication relate to, among other things, obtaining applicable regulatory and stockholder approvals, satisfying other closing conditions to the proposed transaction, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing; negative effects of the announcement of the transaction; risks that the businesses will not be integrated successfully or that the combined companies will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on AMD’s, Xilinx’s or the combined company’s relationships with suppliers, customers, employers and regulators; and demand for the combined company’s products. A more fulsome discussion of the risks related to the proposed transaction will be included in the joint proxy statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of AMD’s and Xilinx’s Annual Report on Form 10-K for the fiscal years ended December 28, 2019 and March 28, 2020, respectively, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. While the list of factors presented here is, and the list of factors presented in the joint proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Neither AMD nor Xilinx assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.